Exhibit 10.18

                        SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release ("Agreement") is entered into as of this __ day of June, 2012, by and between La Jolla Cove Investors, Inc., a California corporation ("LJCI") and The X-Change Corporation, a Nevada corporation ("XCHC"). LJCI and XCHC will sometimes be referred to individually as a "Party" and collectively as the "Parties" throughout this Agreement with respect to the following recitals:

                                    Recitals

     A. WHEREAS, the Parties entered into the following agreements or issued the following financing documents:

     a. Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of August 29, 2007 between LJCI and XCHC;

     b. 6 1/4% Convertible Debenture in the principal amount of $250,000 (the "Debenture") issued on August 29, 2007 by XCHC to LJCI;

     c. Warrant to Purchase Common Stock (the "Warrant") issued on August 29, 2007 by XCHC to LJCI;

     d. 6 1/4% Convertible Debenture in the principal amount of $150,000 issued on October 9, 2007 by XCHC to LJCI (the "Second Debenture");

     e. Warrant to Purchase Common Stock (the "Second Warrant") issued on October 9, 2007 by XCHC to LJCI; and

     f. Addendum To Stock Purchase Agreement And Convertible Debenture dated as of January, 2011 between LJCI and XCHC (the "Addendum");

     B. WHEREAS, XCHC failed to issue shares to LJCI following the delivery by LJCI of a "Conversion Notice" dated July 6, 2011, as defined in the Debenture and the Second Debenture;

     C. WHEREAS, LJCI did not exercise any warrants to purchase common shares in connection with three prior conversion notices ("Disputed Conversions") and XCHC asserts that LJCI was required, under the terms of the Warrant and/or the Second Warrant to exercise warrants in connection with those conversions;

     D. WHEREAS, LJCI asserts that it was not required to exercise any warrants in connection with the Disputed Conversions and a dispute has arisen between the parties concerning all these matters;

     E WHEREAS, on or about December 8, 2011, LJCI filed a lawsuit against XCHC, known as La Jolla Cove Investors, Inc. vs. The X-Change Corporation, Superior Court Case No. 37-2011-00102204-CU-CO-CTL (the "Lawsuit");

     F. WHEREAS, XCHC has filed its Answer and Cross-Complaint against LJCI in the Lawsuit;

     G WHEREAS, LJCI and XCHC now want to resolve the dispute that has arisen among them, and desire to enter into this Agreement as a means of fully settling any claims or causes of action each may have against each other relating to the Lawsuit.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Recitals, Definitions and Condition: The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement. All terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, the Debenture, the Second Debenture, the Warrant, the Second Warrant or the Addendum, as the case may be.

     2. Obligation to Sign New Addendum. On or before June 15, 2012, the parties shall each execute an addendum to their agreements ("New Addendum"), in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

     3.  Obligation of LJCI.  On or before July 1, 2012,  LJCI shall dismiss the
Lawsuit without prejudice. On or before July 1, 2012, XCHC shall dismiss its Cross-Complaint against LJCI in the Lawsuit without prejudice.

     4. General Release. Except for (i) claims arising for breach or non-performance of the terms and conditions of this Agreement, LJCI and XCHC, and on behalf of their respective agents, attorneys, heirs, executors, beneficiaries, administrators, successors and assigns, hereby fully and forever release, remise, discharge, and acquit the other party (and such party's agents, attorneys, beneficiaries, administrators, heirs, executors, successors and assigns) from and against any and all claims and causes of action of every kind and nature, whether at this time known or unknown, anticipated or unanticipated, direct or indirect, which may presently exist or may hereafter arise or become known, and which such party may or might have by reason of or otherwise arising in connection with his interest in or relating to the Lawsuit.

     It is further agreed and understood that all rights under Section 1542 of the California Civil Code pertaining to unknown claims are hereby expressly waived with respect to such unknown claims that are related to the Lawsuit.
Section 1542 provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

LJCI and XCHC each  hereby  acknowledge,  agree and  certify  that each has read
Section 1542 set out above, has considered and understands the implications and risks involved with waiving its application, and, by each party's initials below, freely and intentionally waive its protection and application.

     5. Representations and Warranties. Each of the parties to this agreement represent and warrant to, and agree with, each other party hereto, as follows:

     (a) Each party or responsible officer thereof has read this agreement and understands the contents thereof.

     (b) In entering into this agreement and the settlement provided for herein, each party assumes the risk of any misrepresentation, concealment, or mistake. If any party should subsequently discover that any fact relied upon by him in entering into this agreement was untrue, or that a fact was concealed from him, or that his understanding of the facts or the law was incorrect, such party shall not be entitled to any relief in connection therewith, including, but not limited to, any alleged right or claim to set aside or rescind this agreement. This agreement is intended to be and is final and binding among the parties hereto, regardless of any claims of misrepresentation, promise without the intent to perform, concealment of fact, mistake of fact or law, or any other circumstance.

     (c) Each party has not heretofore assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, and cause(s) of action disposed of by this agreement.

     (d) Each term of this agreement is contractual and not merely a recital.

     (e) Each party is aware that he or she may hereafter discover claims or facts in addition to or different from those he or she knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the parties fully, finally, and forever to settle and release all such matters and all claims relative hereto, which do now exist, may exist, or heretofore have existed between them, except as to such rights or claims as may be created by this agreement. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete mutual releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

     (f) It is within the contemplation of each party to this agreement, and understood by each party to this agreement, that this agreement is not an admission of liability by way of the parties hereto and is a compromise of disputed claims. Nothing in this agreement shall be construed as an admission of liability or responsibility on the part of any party hereto. This agreement affects the settlement of claims which are denied and contested. Each of the parties hereto denies any liability in connection with any claim. This agreement and the settlement terms embodied herein are confidential and are intended to remain confidential following execution.

     6. Attorneys' Fees. In the event of any action or proceeding arising out of or relating to this Agreement, its breach or enforcement, including any action for declaratory relief or specific performance, the prevailing party in such action or proceeding shall be entitled to recover all court costs, expenses and reasonable attorneys' fees to be fixed by the court. Such recovery shall include court costs, expenses and attorneys' fees on appeal, if any. The court shall determine the prevailing party, whether or not the dispute or controversy proceeds to final judgment.

     7. Successors and Assigns. All terms of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

     8. Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

     9. California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     10. No Pursuit of Actions. The Parties hereto covenant and agree that they will not individually or in concert with any other person or entity file, commence, prosecute, or pursue (or cause to be filed, commenced, prosecuted, or pursued) against any person or entity released herein any action or other proceeding based upon any claim, demand, cause of action, obligation, damage, or liability which is/are the subject of the releases contained herein.

     11. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims and is made to buy peace and for no other reason. No action taken by the Parties hereto either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made, or an acknowledgement or admission by any Party of any fault or liability whatsoever to the other Parties or third parties.

     12. Authority. The Parties represent and warrant that the undersigned individuals have the authority to act on behalf of the signing Party and have the authority to bind that Party, and all that may claim through it, to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignment or equity or otherwise of or against any of the claims or causes of action released herein.

     13. Representation. The Parties represent and warrant that they each have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. No Party has relied upon any representations or statements made by any other Party, which are not specifically set forth in this Agreement. Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this Agreement and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

     14. No Prior Assignment; Indemnity. Each Party represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and other matter which it purports to release herein, and that such Party has not hereto assigned or transferred, or purported to assign or transfer, to any person or entity any right, title or interest in any claims, future or current, have been or could have been released in this dispute or other matter herein released. In the event that any Party shall have assigned and transferred, or purported to assign or transfer, any claim or other matter herein released, such Party shall indemnify, defend and hold harmless the other Parties from and against any loss, cost, or claim or expense (including, but not limited to, all costs related to defense of any action including reasonable attorneys' fees) based upon, arising out of or occurring as a result of any such claim or assignment to transfer. Each Party further warrants and represents that each and every successor to the respective Parties, and any party that is granted an assignment of claims by the respective Parties, will be bound by the terms of this Agreement.

     15. Confidentiality. The Parties hereby agree that they and their affiliates, attorneys and/or other representatives will not, directly or indirectly, disclose to anyone not a Party hereto the facts, terms and conditions of this Agreement, except: (i) as necessary to enforce the terms of this Agreement; (ii) as reasonably necessary in connection with any audits, or financial or legal due diligence; (iii) insofar as it is necessary to reveal the terms hereof to their attorneys, accountants, and/or tax preparers; (iv) in response to a properly issued subpoena; (v) in response to inquiries or investigations by local, state or federal authorities or agencies; (vi) in filings with the SEC or (vii) as may be otherwise required by law. In the event of a subpoena or other compulsory process that would require disclosure to the non-party, the Party receiving such process shall give to the other Party prompt notice thereof so as to permit the opportunity for such Party to contest the disclosure.

     16. Severability. In the event that any provision hereof becomes declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said illegal provision, so long as the general purpose and intent of this Agreement can be achieved.

     17. Entire Agreement. This Agreement represents the entire agreement and understanding between the Parties, and represents the complete, final and exclusive embodiment of their agreement concerning the matters set forth in the Recitals. Further, this Agreement shall supersede and replace any and all prior and contemporaneous agreements, representations and understandings regarding the subject of this Agreement. No representation, inducements, or agreement among the Parties not contained or embodied herein shall be of any force or effect. Notwithstanding the provisions of California Evidence Code Section 1152, this Agreement is admissible for purposes of enforcement.

     18. Acknowledgement. Each Party acknowledges that it has read this Agreement in its entirety, that it understands the terms of this Agreement, that the Agreement shall be binding upon its legal representatives, successors, and assigns, and that it sought advice from counsel as it deemed necessary in order to understand the meaning of this Agreement.

     19. Governing Law. This Agreement shall be governed by the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     20. Counterparts. This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. This Agreement may be transmitted by facsimile or otherwise.

     21. No Construction Against the Drafter. This Agreement shall be deemed jointly drafted and written by all Parties to it and shall not be construed or interpreted against any particular Party, regardless of which Party or counsel originated or drafted any portion of it.

     22. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) on the date of actual receipt, when being sent by U.S. certified mail, return receipt requested, or (iv) on the date of actual receipt when deposited with an internationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The address and facsimile numbers for such communications shall be:

     If to XCHC, to:

     The X-Change Corporation
     12655 North Central Expressway Suite 1000
     Dallas, TX 75243
     Telephone: (972) 386-7360

     With a copy to:

     McDowell Odom LLP
     Attn: Claudia J. McDowell, Esq.
     28494 Westinghouse Place Suite 213
     Valencia, CA 91355
     Telephone: (661) 449-9630
     Facsimile: (818) 475-1819
     claudia@mcdowellodom.com

     If to LJCI, to:

     La Jolla Cove Investors, Inc.
     1150 Silverado Street, Suite 203
     La Jolla, California 92037
     Telephone: (858) 551-8789
     Facsimile: (858) 551-8779

Each Party may change its foregoing address by notice given pursuant to this Section.

     23. Survival of Warranties. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

     24. No Implied Waiver. No action or failure to act shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The X-Change Corporation, a Nevada        La Jolla Cove Investors, Inc., a
corporation                               California corporation


By:                                       By:
    -------------------------------           ----------------------------------
Name:                                     Name:
     ------------------------------            ---------------------------------
Title:                                    Title:
      -----------------------------             --------------------------------

                 EXHIBIT "A" TO SETTLEMENT AGREEMENT AND RELEASE

                    ADDENDUM TO SECURITIES PURCHASE AGREEMENT
                           AND CONVERTIBLE DEBENTURES

This Addendum to Securities Purchase Agreement and Convertible Debentures ("Addendum") is entered into as of the __ day of June, 2012 by and between The X-Change Corporation, a Nevada corporation ("Company"), and La Jolla Cove Investors, Inc., a California corporation ("LJCI").

WHEREAS, LJCI and Company are parties to that certain 6 1/4% Convertible Debenture in the principal amount of $250,000 that was issued on August 29, 2007 by Company to LJCI (the "Debenture") pursuant to that certain Securities Purchase Agreement dated as of August 29, 2007 between the Company and LJCI (the "Purchase Agreement"), the 6 1/4 % Convertible Debenture in the principal amount of $150,000 that was issued on October 9, 2007 by the Company to LJCI (the "Second Debenture"), a Warrant to Purchase Common Stock (the "Warrant") issued on August 29, 2007 by XCHC to LJCI and a Warrant to Purchase Common Stock (the "Second Warrant") issued on October 9, 2007 by XCHC to LJCI;.

WHEREAS, the Parties agree that as of June 1, 2012, the balance of the Debenture is $140,225, plus $35,215.70 in accrued interest, and the balance of the Second Debenture is $145,000, plus $34,915.80 in accrued interest.

WHEREAS, the parties now desire to amend the Debenture, Second Debenture, the Warrant and Second Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, XCHC and LJCI agree as follows:

     1. The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.

     2. The Maturity Dates of the Debenture and Second Debenture are hereby extended to December 31, 2013.

     3. The Expiration Dates (as defined in the Warrant and Second Warrant) of the Warrant and Second Warrant are hereby extended to December 31, 2013.

     4. During the term of the Debenture and Second Debenture, the parties agree that all conversions will be accompanied by a corresponding warrant exercise pursuant to the terms of the Warrant and/or Second Warrant,, except as permitted in the Debenture and/or Second Debenture, as amended.

     5. Section 3.1(c) in the Debenture and Second Debenture shall be deleted in its entirety and replaced with the following:

          Section 3.1(c): If the Holder elects to convert a portion of the Debenture and, on the day that the election is made, the Volume Weighted Average Price is below $0.30, the Company shall have the right to prepay that portion of the Debenture that Holder elected to convert, plus any accrued and unpaid interest, at 120% of such amount. In the event that the Company elects to prepay that portion of the Debenture, Holder shall have the right to withdraw its Conversion Notice. If, at anytime during the month, the Volume Weighted Average Price is below $0.30, Holder shall not be obligated to convert any portion of the Debenture during that month. If at any time during the term of this Debenture (i) the Company has not authorized or reserved enough shares of its Common Stock to account for the conversion of this Debenture and the exercise of the Warrant Shares (as defined in the Warrant) and the issuance of shares of the Common Stock of the Company to Holder in connection therewith; and/or (ii) the Holder is prohibited for any reason, including without limitation in connection with any claim, suit, federal or state law, regulation, order, interpretation, statute, or similar authority, from otherwise converting this Debenture and, in connection with such conversion of the Debenture, exercising such portion of the Warrant as is required under the terms of the Warrant, then the Holder shall have no obligation to exercise any portion of the Warrant, and Holder may elect in Holder's sole and absolute discretion to convert any portion of the outstanding Principal Amount and accrued and unpaid interest under this Debenture into such amount of Common Shares of the Company equal to the dollar amount of the Debenture being converted divided by the Conversion Price.

     6. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Securities Purchase Agreement or the Debentures or the Warrants, as the case may be.

     7. This Addendum, the Debentures, the Warrants and the Securities Purchase Agreement between LJCI and Company each constitute a legal, valid and binding obligation of both parties and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the assets of either party or otherwise, each enforceable in accordance with its respective terms.

     8. Except as specifically amended herein, all other terms and conditions of the above-referenced documents shall remain in full force and effect.

IN WITNESS WHEREOF, Company and LJCI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

The X-Change Corporation                  La Jolla Cove Investors, Inc.


By:                                       By:
    -------------------------------           ----------------------------------
Name:                                     Name:
     ------------------------------            ---------------------------------
Title:                                    Title:
      -----------------------------             --------------------------------